SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2007

NEW JERSEY RESOURCES
 CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

            On January 24,  2007, New Jersey Natural Gas Company (“NJNG”), a subsidiary of New Jersey Resources Corporation (the “Company”), entered into a written Settlement Agreement and Mutual Release (the “Agreement”) with Lumbermens Mutual Casualty Company and its subsidiaries and affiliates, including but not limited to, American Motorists Insurance Company, American Manufacturers Mutual Company and Kemper Indemnity Insurance Company (collectively, “Kemper”) pursuant to which the parties settled a lawsuit pending in the Superior Court of New Jersey, Law Division, Ocean County arising out of certain insurance policies issued by Kemper to NJNG (the “Lawsuit”).  Such insurance policies were intended to limit NJNG’s liability for remediation and third-party claims arising from environmental contamination at former manufactured gas plants (“MGP”) in Long Branch and Toms River, New Jersey.

            Kemper provided insurance to NJNG under an Environmental Response Compensation and Liability Insurance Policy (“ERCLIP”) together with a Clean-up Cost Containment Insurance Policy (“Cost-Cap”).  NJNG requested that Kemper defend and indemnify NJNG for claims against it stemming from the operation and remediation of the former MGP site in Long Branch, New Jersey and to reimburse NJNG for remediation costs for the Long Branch site that exceeded the self-insured retention.  Kemper reserved its rights regarding various allegations and agreed to participate in the defense of the claims against NJNG.  Although Kemper did not deny coverage, it did not reimburse NJNG for any costs incurred, including the subsequently settled claims.  Consequently, NJNG filed the Lawsuit.

            Pursuant to the terms of the Agreement, NJNG received a payment in the amount of $12.8 million on January 26, 2007 (the “Settlement Payment”).  The Agreement provides for a mutual and global release of all claims, against the Company or Kemper, that were or could have been made in the litigation, including all claims NJNG could have made under the ERCLIP and Cost-Cap.  The Settlement Payment was made in exchange for a general release of all such claims asserted in the litigation; no portion of the Settlement Payment was allocated to any particular claim.

In June 1992, the New Jersey Board of Public Utilities (“BPU”) approved Rider “C” to NJNG's tariff, known as the Remediation Adjustment (“RA”) rider through which NJNG may, subject to BPU approval, recover remediation expenditures, including carrying costs, over rolling 7-year periods, incurred in connection with remediation of former MGP sites.  The RA rider does not permit NJNG to recover costs, expenses or other liabilities incurred in connection with personal injury claims.  Pursuant to the RA rider, NJNG will seek recovery of costs in excess of those recovered from Kemper and other insurers.   Management believes that, subject to BPU approval, these costs, net of all insurance proceeds, are recoverable pursuant to the RA rider.  However, because recovery of such costs is subject to BPU approval, there can be no assurance as to the ultimate recovery of outstanding costs through the RA rider or the impact of these matters on the Company’s financial condition, results of operations or cash flows, which could be material.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: January 30, 2007	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President, Chief Financial Officer and Treasurer